EXHIBIT 99.3

MOUNTAINVILLE LTD.

62 Potterstown Road

Lebanon, NJ 08833

September 12, 2016

FEDEX & FAX (609) 498-7029

WESTPORT ENERGY HOLDINGS, INC.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: Chief Executive Officer

-and-

WESTPORT ENERGY ACQUISITION INC.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: President

-and-

WESTPORT ENERGY LLC

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: Manager

(collectively, the “Westport Entities”)

RE: NOTICE OF DEFAULT/SENIOR SECURED CONVERTIBLE DEBENTURE

Gentlemen:

This will serve as notice to the Westport Entities that all principal, accrued interest and other amounts due and owing pursuant to the senior secured convertible debenture identified in Schedule A hereto (the “Mountainville Debenture”) have not been paid as of the required payment dates thereunder (the “Accelerated Amounts”) and, accordingly, such non-payments constitute “Events of Default” under Section 2 (a) (i) of the Mountainville Debenture. In addition, we have received notice from YA Global Investments, L.P. (“YA Global”) and Queensbury Inc. (“Queensbury”) that the Westport Entities are also in default under their respective debentures with YA Global and Queensbury and those debentures have now been declared due and payable, which constitutes a further “Event of Default” under Section 2 (a) (iii) of the Mountainville Debenture.

Accordingly, Mountainville hereby demands that the Westport Entities make payment of all Accelerated Amounts no later than September 15, 2016. If payment of all Accelerated Amounts is not received by us by such date, we intend to foreclose our security interests and liens pursuant to the terms of the “Security Documents” in connection with the Mountainville Debenture and all other related documents. If you are unable to pay the Accelerated Amounts by such date, we propose that Westport Energy Holdings Inc. convey and relinquish to our nominee, Coos Bay Energy LLC, in consideration for the full satisfaction of your obligations under the Mountainville Debenture, ownership of all outstanding shares of its subsidiary, Westport Energy Acquisition Inc., which shares were pledged as collateral to secure your obligations under the Mountainville Debenture, the YA Global debentures and the Queensbury debenture.

Very truly yours,
MOUNTAINVILLE LTD.

By:	/s/ Gordon I. Miller
Name:	Gordon I. Miller
Title:	Investment Manager

Cc:	YA Global Investments, L.P.
Queensbury Inc.

SCHEDULE A

MOUNTAINVILLE DEBENTURE

Debenture Holder	Debtor	Debenture Date	Interest Rate	Original Principal Amount	Unpaid Principal
Mountainville Ltd.	Westport Energy Holdings Inc.	12/31/2013	9.50%	$472,946	$472,946